EXHIBIT 23




		       Independent Auditors' Consent


The Board of Directors
Sealed Air Corporation:


We consent to incorporation by reference in the Registration Statement No. 33-41734 on Form S-8, Registration Statement No. 33-66716 on Form S-3, Registration Statement No. 33-68614 on Form S-3, Registration Statement No. 33-57441 on Form S-3 and Registration Statement No. 33-53751 on Form S-3 of Sealed Air Corporation of our reports dated January 18, 1995, relating to the consolidated balance sheets of Sealed Air Corporation and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of earnings, shareholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1994, and related schedule, which reports appear or are incorporated by reference in the December 31, 1994 annual report on Form 10-K of Sealed Air Corporation. Our report on the aforementioned consolidated financial statements refers to a change in the Company's method of accounting for income taxes in 1993.



			      KPMG Peat Marwick LLP

Short Hills, New Jersey
March 28, 1995